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                                                                   Exhibit 13(d)


            We consent to the reference to our firm under the heading "Legal Matters" in the statement of additinal information included in Post-Effective Amendment No. 24 to the Registration Statement on Form N-3 for Franklin Life Money Market Variable Annuity Fund C (File No. 2-74459). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.





                                 /s/ Sutherland, Asbill & Brennan LLP

                                     SUTHERLAND, ASBILL & BRENNAN LLP






Washington, D.C.
April 28, 1998